Exhibit 99.1

First National Bank of the South Announces Opening of Pelham Road Branch in Greenville

          SPARTANBURG, S.C., Oct. 10 /PRNewswire-FirstCall/ -- First National Bank of the South announced today that it has opened the Pelham Road branch, its first bank branch in Greenville County.  The branch is operating out of a temporary location at 3453 Pelham Road, Suite 101 in Greenville, South Carolina until the construction of the 6,000 square foot permanent facility is complete in Spring 2007.

          Jerry L. Calvert, President and CEO, said, “We are very pleased to make the announcement that our first branch in Greenville is now open.  As a result, we are able to provide a full line of banking services in the Greenville market, while we build our permanent branch location and Greenville market headquarters to be located at 3401 Pelham Road in Greenville.  We look forward to expanding our presence in this area as we become part of the dynamic Greenville market.”

          Barry Starling, Senior Vice President and Western Executive Officer, is overseeing the Greenville market expansion for First National.  Barry, who is a seasoned banker with over 20 years of banking experience, said, “We are excited about the staff and the possibilities that this branch will bring to Greenville’s busy East Side.  We look forward to serving the banking needs of the individuals and businesses in this market, continuing First National’s tradition of superior customer service.”

          Pat Harrison will manage the new Pelham Road office, which offers a full line of banking services for personal and business customers.  For additional information on First National Bank of the South and the products available, Barry and his team can be contacted at 3453 Pelham Road, Suite 101, Greenville, SC  29615, or by calling (864) 213-9109.

          First National’s stock price closed at $16.50 per share on October 6, 2006.

          First National Bancshares, Inc. (Nasdaq: FNSC) is a $400-million asset bank holding company based in Spartanburg, South Carolina. Its stock is traded on the NASDAQ Global Market under the symbol FNSC. It was incorporated in 1999 to conduct general banking business through its wholly-owned bank subsidiary, First National Bank of the South.

          First National reported earnings for the quarter and six months ended June 30, 2006, of $904,000 and $1.6 million, respectively, or $0.22 and $0.39 per diluted share, respectively.

          First National Bank of the South provides a wide range of financial services to consumer and commercial customers through two divisions. The banking division operates five full-service offices, three in Spartanburg County operating as First National Bank of Spartanburg, and two operating as First National Bank of the South in Mount Pleasant and Greenville. First National also operates loan production offices in Columbia and Daniel Island, South Carolina.  First National has also applied with the Office of the Comptroller of the Currency to open its sixth full-service branch at 140 East Bay Street in downtown Charleston, South Carolina.

          The small business lending division operates under the name First National Business Capital and provides small business lending services to customers in the Carolinas and Georgia. First National also offers trust and investment management services to its customers through an alliance with Colonial Trust Company which has offices in Spartanburg and Greenville. Additional information about First National is available from its media room at www.firstnational-online.com/investor.

          Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future growth and expectations and confidence in our loan quality, as well as any other statements that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected non-interest expenses or excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see First National’s filings with the Securities and Exchange Commission.

          Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. First National undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SOURCE  First National Bank of the South
          -0-                                                  10/10/2006
          /CONTACT:  Jerry L. Calvert of First National Bank of the South, +1-864-594-5690, or cell, +1-864-590-8858 /
          /Web site:  http://www.firstnational-online.com
                            http://www.firstnational-online.com/investor /